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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-02418 of Smith Micro Software, Inc. on Form S-8 of our report dated February 13, 1998, appearing in this Annual Report on Form 10-K of Smith Micro Software, Inc. for the year ended December 31, 1997.

/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
March 27, 1998